Exhibit 99.1

Investor Contact: Roger Fleischmann	Media Contact: Jeff Beckman
Levi Strauss & Co.	Levi Strauss & Co.
(800) 438-0349	(415) 501-3317
LEVI STRAUSS & CO. ANNOUNCES ASSET PURCHASE AGREEMENT
WITH ANCHOR BLUE RETAIL GROUP
SAN FRANCISCO (May 27, 2009) — Levi Strauss & Co. (LS&CO.) today announced it has entered into an Asset Purchase Agreement to acquire the operating rights to 73 Levi’s® and Dockers® Outlet by MOST stores that are licensed to Anchor Blue Retail Group, Inc.
The transaction involves Levi’s® and Dockers® Outlet by MOST stores operated by Anchor Blue Retail Group, Inc., including inventory, fixtures and equipment associated with the stores.
“This proposed acquisition is a natural next step in our long-term growth strategy,” said Robert Hanson, president of Levi Strauss Americas. “The outlet channel is poised for continued growth over the near- and long-term. We believe that this transaction will strengthen our ability to manage our brands’ positioning effectively in the outlet channel, will provide a profitable growth opportunity for LS&CO., and will ensure that we can continue to provide outlet shoppers with the great value and world-class quality they expect from Levi’s® and Dockers® products.”
Concurrent with this announcement, Anchor Blue Retail Group, Inc. and its subsidiaries have filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to enter a 363 sale process to facilitate a restructuring and to seek Bankruptcy Court approval for the sale of the Levi’s® and Dockers® stores to Levi Strauss & Co.
Completion of the transaction is subject to a number of closing conditions, including the approval of the Bankruptcy Court. Subject to such conditions, the transaction is expected to close in July. Anchor Blue Retail Group has indicated its Levi’s® and Dockers® Outlet stores will remain open for business without interruption during the period prior to closing the proposed acquisition.
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LS&CO. Announces Asset Purchase Agreement/Add One
May 27, 2009
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world’s largest branded apparel companies and the global leader in jeanswear, marketing its products in more than 110 countries worldwide. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers® San Francisco and Signature by Levi Strauss & Co.™ brands. Levi Strauss & Co. reported fiscal 2008 net revenues of $4.4 billion. For more information, go to http://levistrauss.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current assumptions, expectations and projections about future events and are necessarily estimates reflecting the best judgment of our senior management. Actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties including those disclosed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2008, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections and our other reports. In light of these or other unknown risks and uncertainties, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
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